UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023 (September 11, 2023)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As described below in Item 5.03, on September 11, 2023, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), effected a reverse stock split of the Company’s common stock at a ratio of one-for-two hundred (the “Reverse Stock Split”).

The Company believes that effecting the Reverse Stock Split will assist in its efforts to meet the Nasdaq continued listing standards and to continue to have its common stock remain listed and traded on Nasdaq. In particular, we expect that the Reverse Stock Split will increase the per share bid price of its common stock above the $1.00 required by Nasdaq’s Minimum Bid Price Requirement.

Following the Reverse Stock Split, the Company’s issued and outstanding shares of common stock were decreased from approximately 92 million pre-split shares to 500,000 post-split shares, and the Company’s publicly held or “free float” shares were reduced to approximately 350,000 shares.

On September 13, 2023, the Company received a written notice from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(4) for continued listing, which rule requires Nasdaq listed companies to maintain at least 500,000 publicly held shares (the “Publicly Held Shares Requirement”).

As previously disclosed on July 28, 2023, the Company received notice that the Nasdaq staff had determined to delist the Company’s common stock from Nasdaq, unless the Company timely requested an appeal of the staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company has requested a hearing before the Panel, which hearing is expected to occur in mid-October. At such hearing, the Company will address all outstanding Nasdaq compliance matters.

The Company is currently pursuing a registered public offering of its securities. If such offering is completed as planned, the Company believes that such offering will bring the Company into compliance with (i) the Publicly Held Shares Requirement, and also (ii) Nasdaq Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity (the “Stockholders’ Equity Requirement”).

While the appeal process is pending, the suspension of trading of the Company’s common stock will be stayed and the common stock will continue to trade on Nasdaq through the hearing and the expiration of any additional extension period granted by the Panel following the hearing.

There can be no assurances however, that a favorable decision will be obtained from the Panel.

Item 3.03  Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2023, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split of the Company’s common stock at a ratio of one-for-two hundred.

The Certificate of Amendment provides that the Reverse Stock Split became effective as of 5:00 p.m. Eastern Time on September 11, 2023 (the “Effective Time”), at which time every two hundred shares of the Company’s issued and outstanding common stock were automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. The Certificate of Amendment provides that in the event a stockholder would otherwise be entitled to receive a fraction of a share of common stock, such stockholder shall receive one whole share of common stock in lieu of such fractional share and no fractional shares shall be issued.

Trading of the Company’s common stock on Nasdaq on a split-adjusted basis commenced at market open on September 12, 2023. The new CUSIP number for the common stock following the Reverse Stock Split is 043635705.

Following the Reverse Stock Split, the Company’s issued and outstanding shares of common stock were decreased from approximately 92 million pre-split shares to 500,000 post-split shares. The Reverse Stock Split did not change the number of authorized shares of the Company's common stock, which remains at 500 million shares.

The amount of the Company’s outstanding convertible notes and outstanding convertible preferred stock will not be affected by the reverse stock split. However, the number of shares of common stock into which the outstanding convertible notes and outstanding convertible preferred stock is convertible will be adjusted proportionately as a result of the reverse stock split.

The reverse stock split will also apply to the Company’s common stock issuable upon the exercise of its outstanding warrants, stock options and restricted stock units, with proportionate adjustments to be made to the exercise prices thereof and under the Company’s equity incentive plans.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

As previously announced, in May and June 2023, the Company’s board and majority stockholders approved a reverse stock split at a ratio in the range of one-for-80 to one-for-200, with the final ratio to be determined by the Company’s board in its discretion without further approval from the Company’s stockholders. In September 2023, the Company’s board subsequently approved the final Reverse Stock Split ratio of one-for-200.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company dated September 8, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 15, 2023	By:	/s/ Jin Jo
Name: Jin Jo
Title: Chief Financial Officer